Exhibit 10.31

EXECUTION VERSION
FIRST AMENDMENT

FIRST AMENDMENT, dated as of February 27, 2020 (this “Amendment”), to the Credit Agreement, dated as of February 7, 2019 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Vet Intermediate Holdco II, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as Lenders (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent for the Lenders (in such capacities, the “Administrative Agent”), and the other parties thereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement; and

WHEREAS, the Lenders party to this Amendment (which represent the Required Lenders) are willing to agree to such amendments, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.Defined Terms.  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

2.Amendments to Credit Agreement.

(a)The definition of “Cash Management Obligations” in Section 1.1 of the Credit Agreement is amended in its entirety by replacing such definition with the following:

“Cash Management Obligations”: obligations owed by the Borrower or any Subsidiary to any Lender, any Affiliate of a Lender or any Person that was a Lender or an Affiliate of a Lender at the time the relevant cash management arrangements were entered into in respect of any overdraft and related liabilities arising from treasury, depository and cash management services, credit or debit card, or any automated clearing house transfers of funds.

(b)The definition of “Consolidated Net Interest Expense” in Section 1.1 of the Credit Agreement is amended in its entirety by replacing such definition with the following:

“Consolidated Net Interest Expense”: of any Person for any period, (a) total interest expense (including that attributable to Capital Lease Obligations) of such Person and its Restricted Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, minus (b) the sum of (i) total interest income of such Person and its Restricted Subsidiaries for such period (excluding any interest income earned on receivables due from clients), in each case determined in accordance with GAAP plus (ii) any one time financing fees (to the extent

Exhibit 10.31

included in such Person’s consolidated interest expense for such period), including, with respect to the Borrower, those paid in connection with the Loan Documents or in connection with any amendment thereof. Unless otherwise qualified, all references to “Consolidated Net Interest Expense” in this Agreement shall refer to Consolidated Net Interest Expense of the Borrower.

(c)The definition of “Pricing Grid” in Section 1.1 of the Credit Agreement is amended in its entirety by replacing such definition with the following:

“Pricing Grid”: the table set forth below:

Consolidated Net Total Leverage Ratio	Applicable Margin for Initial Term Loans that are Eurocurrency Loans	Applicable Margin for Initial Term Loans that are ABR Loans	Applicable Margin for Revolving Loans that are Eurocurrency Loans	Applicable Margin for Revolving Loans that are ABR Loans	Applicable Commitment Fee Rate
Greater than 5.00:1.00	2.50%	1.50%	2.50%	1.50%	0.400%
Less than or equal to 5.00:1.00 but greater than 4.50:1.00	2.25%	1.25%	2.25%	1.25%	0.350%
Less than or equal to 4.50:1.00 but greater than 4.00:1.00	2.00%	1.00%	2.00%	1.00%	0.300%
Less than or equal to 4.00:1.00 but greater than 3.00:1.00	1.75%	0.75%	1.75%	0.75%	0.250%
Less than or equal to 3.00:1.00 but greater than 2.00:1.00	1.50%	0.50%	1.50%	0.50%	0.200%
Less than or equal to 2.00:1.00	1.25%	0.25%	1.25%	0.25%	0.175%
Changes in the Applicable Margin with respect to Loans or the Applicable Commitment Fee Rate resulting from changes in the Consolidated Net Total Leverage Ratio shall become effective on the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 6.1, then, at the option of (and upon the delivery of notice (telephonic or otherwise) by) the Administrative Agent or the Required Lenders, until such financial statements are delivered, the Consolidated Net Total Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.00:1.00.
(d)Section 1.01 of the Credit Agreement is amended by adding the following in appropriate alphabetical order:

Exhibit 10.31

“First Amendment Effective Date”: February 27, 2020.

(e)Section 2.12(b) of the Credit Agreement is amended in its entirety by replacing such section with the following:

“Unless the Required Prepayment Lenders shall otherwise agree, (i) if on any date the Borrower or any Restricted Subsidiary shall for its own account receive Net Cash Proceeds from the sale of the scil animal care business (including any sale of Scil Animal Care Co.) (any such sale, the “Scil Sale”), then an amount equal to the lesser of (x) $60,000,000 minus the amount of any repayment of the Term Loans made pursuant to Section 2.8(a)(ii) or 2.11(a) of the Credit Agreement after the First Amendment Effective Date and at or prior to the time when the prepayment required pursuant to this clause (i) occurs and (y) the aggregate amount of all such Net Cash Proceeds shall be applied not later than 10 Business Days after such date toward the prepayment of the Term Loans as set forth in Section 2.12(d) and (ii) if on any date the Borrower or any Restricted Subsidiary shall for its own account receive (x) Net Cash Proceeds from any Asset Sale or Recovery Event other than the Scil Sale or (y) Net Cash Proceeds from the Scil Sale in an amount exceeding the amount required to be applied pursuant to such clause (i)), then in the case of each of clauses (ii)(x) and (ii)(y), such Net Cash Proceeds shall be applied not later than 10 Business Days after such date toward the prepayment of the Term Loans as set forth in Section 2.12(d) unless, solely in respect of any prepayment pursuant to this clause (ii), a Reinvestment Notice shall be delivered to the Administrative Agent in respect thereof; provided that, notwithstanding the foregoing in this clause (ii), (A) on each Reinvestment Prepayment Date, the Term Loans shall be prepaid as set forth in Section 2.12(d) by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event and (B) on the date (the “Trigger Date”) that is six months after any such Reinvestment Prepayment Date, the Term Loans shall be prepaid as set forth in Section 2.12(d) by an amount equal to the portion of any Committed Reinvestment Amount with respect to the relevant Reinvestment Event not actually expended by such Trigger Date; provided, further, that the Borrower may elect to deem expenditures that otherwise would be permissible reinvestments that occur prior to receipt of such Net Cash Proceeds to have been reinvested in accordance with the provisions of this clause (ii) of Section 2.12(b) (it being understood that such deemed expenditures shall have been made no earlier than the earliest of notice to the Administrative Agent, execution of a definitive agreement for such Asset Sale and consummation of such Asset Sale or Recovery Event).”
(f)The first paragraph of Section 6.2 of the Credit Agreement is amended by (x) deleting “and” from the end of clause (b) thereof, (y) replacing the period at the end of clause (c) thereof and replacing it with “; and” and (z) adding the following as clause (d) at the end thereof:

“(d)    not later than 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2020 and ending (and including) with the fiscal year ending December 31, 2022, a detailed consolidated budget for the following fiscal year (commencing with the year ending December 31, 2021) which budget shall include a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year and the related consolidated statements of projected cash flow and projected income and a reasonably detailed description of the estimates and assumptions upon which such budget and projected financial statements are based (collectively, the “Annual Operating Budget”); provided that the Borrower may satisfy its obligations under this Section 6.2(d) by delivering a detailed consolidated budget of Parent

Exhibit 10.31

and its Subsidiaries for the following fiscal year, including a projected consolidated balance sheet and the related consolidated statements of projected cash flow and projected income, together with consolidating schedules of the balance sheet and statements of cash flows and income prepared by management for the Borrower and its Subsidiaries and such materials shall constitute the Annual Operating Budget for all purposes.

(g)Section 7.01(a) of the Credit Agreement is amended in its entirety by replacing such section with the following:
“Consolidated Net Total Leverage Ratio. Commencing with the Test Period ending March 31, 2020, permit the Consolidated Net Total Leverage Ratio as at the last day of any Test Period to be in excess of the ratio set forth below for such period:

Test Period Ending	Consolidated Net Total Leverage Ratio
March 31, 2020	5.50:1.00
June 30, 2020	5.50:1.00
September 30, 2020	5.50:1.00
December 31, 2020	5.50:1.00
March 31, 2021	5.50:1.00
June 30, 2021	5.00:1.00
September 30, 2021	5.00:1.00
December 31, 2021	4.50:1.00
March 31, 2022	4.50:1.00
June 30, 2022 and thereafter	Applicable Covenant Level (as defined below)
For purposes of this Section 7.1(a), “Applicable Covenant Level” means 3.75:1.00; provided, that, at any time following March 31, 2022, at the election of the Borrower prior to the consummation of a Material Permitted Acquisition, the Applicable Covenant Level shall be 4.25:1.00 for each of the Test Periods ending the succeeding four fiscal quarters (the “Financial Covenant Increase Period”) following such Material Permitted Acquisition (including the fiscal quarter in which such Material Permitted Acquisition was consummated); provided further (x) there shall be no more than four (4) elections during the term of the Facilities and (y) at least one full fiscal quarter shall have elapsed after the end of a Financial Covenant Increase Period before the Borrower is able to make a subsequent election.”

(h)	The following is added as Section 10.24 of the Credit Agreement:

“10.24. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

Exhibit 10.31

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

For purposes of this Section 10.24:

“BHC Act Affiliate” of a party shall mean an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” shall mean any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”
3.Representations and Warranties.  On and as of the date hereof, the Borrower with respect to itself and its Restricted Subsidiaries, hereby confirms, reaffirms and restates the representations and warranties set forth in Section 4 of the Credit Agreement and the representations and warranties in the Loan Documents mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date in which case the Borrower with respect to itself and its Restricted Subsidiaries each hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.  The Borrower represents and warrants that, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4.Effectiveness. The amendments set forth in Section 2 of this Amendment shall become effective as of the date set forth above (the “Amendment Effective Date”) upon the receipt by the Administrative Agent of this Amendment executed and delivered by the

Exhibit 10.31

Administrative Agent, the Borrower and the Lenders party to the Credit Agreement constituting the “Required Lenders” thereunder.

5.Valid and Binding.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.Payment of Fees and Expenses.  The Borrower agrees to pay all fees owing to the Administrative Agent and the Lenders due and payable on or prior to the Amendment Effective Date and to pay or reimburse the Administrative Agent for all out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel.

7.Reference to and Effect on the Credit Agreement; Limited Effect.  On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.  This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Lenders or the Administrative Agent.  Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

8.Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.Loan Document; Integration.  This Amendment shall constitute a Loan Document.  This Amendment, the letter agreement with JPMorgan Chase Bank, N.A. dated as of February 10, 2020 (the “Letter Agreement”) and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein, in the Letter Agreement or in the other Loan Documents.

10.GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATIONS OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

11.Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered

Exhibit 10.31

by facsimile transmission), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

12.No Novation. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby. Nothing implied in this Amendment or in any other document contemplated hereby shall discharge or release the Lien or priority of any Security Document or any other security therefor or otherwise be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents, except, in each case, to any extent modified hereby.

Exhibit 10.31

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

VET INTERMEDIATE HOLDCO II, LLC

By	/s/ Stuart B. Gleichenhaus
Name: Stuart B. Gleichenhaus
Title: Chief Financial Officer

[Covetrus, Inc. - First Amendment to Credit Agreement]

Exhibit 10.31

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Collateral Agent and a Lender

By:	/s/ David Hyman
	Name:	David Hyman
	Title:	Executive Director

[Covetrus, Inc. - First Amendment to Credit Agreement]

Exhibit 10.31

BANK OF AMERICA, N.A., as An Issuing Bank and Lender

By:	/s/ Robert C. Megan
	Name:	Robert C. Megan
	Title:	Senior Vice President

[Covetrus, Inc. - First Amendment to Credit Agreement]

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CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Alaina Powers
	Name:	Alaina Powers
	Title:	Duly Authorized Signatory

[Covetrus, Inc. - First Amendment to Credit Agreement]

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CITIZENS BANK, N.A., as a Lender

By:	/s/ Kathryn H. Lambrecht
	Name:	Kathryn H. Lambrecht
	Title:	Vice President

[Covetrus, Inc. - First Amendment to Credit Agreement]

Exhibit 10.31

HSBC Bank USA, N.A., as a Lender

By:	/s/Denise M. Wicklund
	Name:	Denise M. Wicklund
	Title:	Senior Vice President

[Covetrus, Inc. - First Amendment to Credit Agreement]

Exhibit 10.31

ING Capital LLC, as a Lender

By:	/s/ L.V. Thate
	Name:	L.V. Thate
	Title:	Managing Director

By:	/s/ Andrew M. Isaacs
	Name:	Andrew M. Isaacs
	Title:	Director

[Covetrus, Inc. - First Amendment to Credit Agreement]

Exhibit 10.31

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Kevin Wood
	Name:	Kevin Wood
	Title:	Director

MUFG BANK, LTD., as a Lender

By:	/s/ Kevin Wood
	Name:	Kevin Wood
	Title:	Director

[Covetrus, Inc. - First Amendment to Credit Agreement]

Exhibit 10.31

Regions Bank, as a Lender

By:	/s/ Jay Gorman
	Name:	Jay Gorman
	Title:	Vice President

[Covetrus, Inc. - First Amendment to Credit Agreement]

Exhibit 10.31

SANTANDER BANK, N.A., as a Lender

By:	/s/ Mustafa Khan
	Name:	Mustafa Khan
	Title:	Senior Vice President

[Covetrus, Inc. - First Amendment to Credit Agreement]

Exhibit 10.31

TD BANK, N.A., as a Lender

By:	/s/ Maciej Niedzwiecki
	Name:	Maciej Niedzwiecki
	Title:	Senior Vice President

[Covetrus, Inc. - First Amendment to Credit Agreement]

Exhibit 10.31

The Toronto-Dominion Bank, New York Branch, as a Lender

By:	/s/ Peter Kuo
	Name:	Peter Kuo
	Title:	Authorized Signatory

[Covetrus, Inc. - First Amendment to Credit Agreement]

Exhibit 10.31

UniCredit Bank AG, New York Branch, as a Lender

By:	/s/ Kimberly Sousa
	Name:	Kimberly Sousa
	Title:	Managing Director
By:	/s/ Thomas Petz
	Name:	Thomas Petz
	Title:	Director

[Covetrus, Inc. - First Amendment to Credit Agreement]

Exhibit 10.31

Wells Fargo Bank, National Association, as a Lender

By:	/s/ Andrea S Chen
	Name:	Andrea S Chen
	Title:	Managing Director

[Covetrus, Inc. - First Amendment to Credit Agreement]